UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: April 29, 2020
(Date of earliest event reported)

KIMBERLY-CLARK CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-225	39-0394230
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)
P.O. Box 619100
Dallas, TX
75261-9100
(Address of principal executive offices)
(Zip code)

Registrant’s telephone number, including area code: (972) 281-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KMB	New York Stock Exchange
0.625% Notes due 2024	KMB24	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) The Corporation held its 2020 Annual Meeting of Stockholders on April 29, 2020.

(b) The stockholders (1) elected all of the Corporation’s nominees for director, (2) ratified the selection of Deloitte & Touche LLP as our independent auditors for 2020, (3) approved the compensation of our named executive officers on an advisory basis, and (4) did not approve the stockholder proposal regarding the right to act by written consent.

The final voting results on each of the matters submitted to a vote are as follows:

1.Election of Directors:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Abelardo E. Bru	240,689,918	11,242,317	837,461	47,815,710
Robert W. Decherd	244,298,878	7,658,571	812,247	47,815,710
Michael D. Hsu	233,780,843	15,918,547	3,070,307	47,815,710
Mae C. Jemison, M.D.	210,797,683	41,226,999	745,015	47,815,710
S. Todd Maclin	250,732,203	1,188,044	849,449	47,815,710
Sherilyn S. McCoy	241,037,417	10,993,285	738,994	47,815,710
Christa S. Quarles	250,916,541	1,103,986	749,169	47,815,710
Ian C. Read	246,529,477	5,393,197	847,022	47,815,710
Dunia A. Shive	250,767,050	1,195,138	807,509	47,815,710
Mark T. Smucker	250,804,891	1,079,120	885,686	47,815,710
Michael D. White	249,589,212	2,280,321	900,164	47,815,710

2. Ratification of Deloitte & Touche LLP as Independent Auditors for 2020:

Votes For	Votes Against	Abstentions
283,983,422	15,728,355	873,249

3. Advisory Approval of Named Executive Officer Compensation:

Votes For	Votes Against	Abstentions	Broker Non-Votes
239,740,463	10,959,962	2,069,271	47,815,710

4. Stockholder Proposal Regarding Right to Act by Written Consent:

Votes For	Votes Against	Abstentions	Broker Non-Votes
124,365,952	125,091,705	3,309,152	47,815,710

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBERLY-CLARK CORPORATION

Date:	April 29, 2020	By:	/s/ Grant B. McGee
Grant B. McGee Vice President and Secretary